Information Analysis Incorporated	2010 Annual Report on Form 10-K

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 333-05136 and No. 333-138836) pertaining to the 1996 Stock Option Plan and the 2006 Stock Incentive Plan of Information Analysis Incorporated and in the related prospectuses of our report dated March 30, 2011 with respect to the 2010 and 2009 financial statements of Information Analysis Incorporated included in this Annual Report (Form 10-K).

/s/ Reznick Group, P.C.

Vienna, Virginia

March 31, 2011